EXHIBIT (8)(t)(4)

NOVATION AGREEMENT (HUNTINGTON)

NOVATION AGREEMENT

THIS NOVATION AGREEMENT (this “Agreement”), dated as of the Effective Time (as defined herein), by and among EDGEWOOD SERVICES, INC., a New York corporation (“Edgewood”), with offices located at 4000 Ericsson Drive, Warrendale, PA 15086-7561; UNIFIED FINANCIAL SECURITIES, INC., an Indiana corporation (“Unified”), with offices located at 2960 North Meridian Street, Suite 300, Indianapolis, IN 46208; HUNTINGTON ASSET ADVISORS, INC. (“Adviser”), an Ohio corporation, with offices located at 41 South High Street, Columbus, OH 43287; TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (“TFLIC”); TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation (together with its affiliate, TFLIC, the “Counterparty”), with offices located at 570 Carillon Parkway, St. Petersburg, Florida 33716; and THE HUNTINGTON FUNDS, a Delaware statutory trust (the “Trust”), with offices located at 2960 N. Meridian Street, Suite 300, Indianapolis, IN 46208.

RECITALS

WHEREAS, Counterparty, Adviser, Edgewood and the Trust are parties to a certain Participation Agreement dated as of June 23, 2006 and a certain Shareholder Information Agreement dated April 16, 2007 (such agreements, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Original Agreement”);

WHEREAS, Unified desires to enter into an agreement with Adviser, the Trust and Counterparty on the same terms as the Original Agreement; and

WHEREAS, the parties intend that this Agreement act as a novation, pursuant to which (i) the Original Agreement among Edgewood, Adviser, the Trust and Counterparty will be and become terminated on and as of the Effective Time and (ii) a new agreement will be formed by and among Unified, Adviser, the Trust and Counterparty, on precisely the same terms as the Original Agreement except as expressly set forth herein.

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), and intending to be legally bound, the parties agree as follows:

(1) At 12:00 a.m. Eastern Time on April 1, 2009 (the “Effective Time”), by virtue of this Agreement, a new agreement shall be deemed to have been formed by and among Unified, Adviser, the Trust and Counterparty on the same terms as the Original Agreement, except that from and after the Effective Time all references to Edgewood in the Original Agreement shall be deemed to be references to Unified, and all notices to be given to Unified under the new agreement shall be sent to it at its address shown on the signature page to this Agreement.

(2) From and after the Effective Time, by virtue of this Agreement, the Original Agreement among Edgewood, Adviser, the Trust and Counterparty will be and become terminated, and neither Edgewood, Adviser nor the Trust and Counterparty shall have any further obligations or liabilities to any other party under and pursuant to the Original Agreement from and after the Effective Time, except for such obligations or liabilities arising prior to the Effective Time.

(3) From and after the Effective Time, by virtue of this Agreement, Section 12 of Schedule C of the Original Agreement among Edgewood, Adviser, the Trust and Counterparty will be amended to provide that the Trust will cause the Adviser to pay the fees due under the Original Agreement. For purposes of clarity, there will be no direct payments from the Trust to the Counterparty.

(4) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Once each party to this Agreement has executed a copy of this Agreement, this Agreement shall be considered fully executed and effective, notwithstanding that all parties have not executed the same copy.

IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed as of the Effective Time.

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President
Date:	March 30, 2009

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President
Date:	March 30, 2009

HUNTINGTON ASSET ADVISORS, INC.		EDGEWOOD SERVICES, INC.

By:	/s/ B R Bateman	By:	/s/ Charles L. Davis, Jr.
Name:	B R Bateman	Name:	Charles L. Davis, Jr.
Title:	President	Title:	President
Date:	as of March 31, 2009	Date:	as of March 31, 2009

UNIFIED FINANCIAL SECURITIES, INC		THE HUNTINGTON FUNDS

By:	/s/ Anna Maria Spurgin	By:	/s/ Lisa Collins
Name:	Anna Maria Spurgin	Name:	Lisa Collins
Title:	Assistant Vice President	Title:	Assistant Treasure
Date:	as of March 31, 2009	Date:	as of March 31, 2009

Address for notices:

Unified Financial Securities, Inc.		Phone: (317) 917-7002
2960 North Meridian Street, Suite 300		Fax: (317) 917-7412
Indianapolis, IN 46208		E-mail: brokerdealer@ufsecurities.com

Attention: Broker Dealer Services

[Signature page to Novation Agreement]

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